UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 Check the appropriate box:

[_] Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

ANVI GLOBAL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee paid previously with preliminary materials.

ANVI GLOBAL HOLDINGS, INC.

1135 Kildaire Farm Road, Suite 319-4, Cary, NC 27511

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER

(Subject to SEC Schedule 14C clearance and FINRA approval).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of ANVI Global Holdings, Inc.:

This Information Statement is being furnished to the holders of record of the common stock, par value $0.001 per share (the “Common Stock”), of ANVI Global Holdings, Inc., a Nevada corporation (the “Company”), to notify such stockholders of an action taken by the holder of a majority of the voting power of the Company's outstanding capital stock.

On September 4, 2026, the Company’s majority stockholder, holding 72,000,000 shares of Common Stock and representing approximately 60.03% of the total issued and outstanding voting capital stock of the Company (the “Majority Stockholder”), executed a Written Consent in lieu of a special meeting of stockholders (the “Stockholder Consent”). The Board of Directors fixed the close of business on September 4, 2026, as the record date (the "Record Date") for determining stockholders entitled to receive notice of the corporate actions described in this Information Statement. The Stockholder Consent approved an amendment to the Company’s Amended and Restated Articles of Incorporation to effectuate a reverse stock split of the Company’s issued and outstanding Common Stock at a ratio of one-for-twenty (1-for-20) (the “Reverse Stock Split”). The Board of Directors of the Company previously approved and declared advisable the Reverse Stock Split and recommended it to the stockholders on August 29, 2026.

Pursuant to Section 78.320 of the Nevada Revised Statutes and the Company’s governing documents, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Accordingly, the approval of the Reverse Stock Split by the Majority Stockholder is sufficient to adopt the transaction without a physical meeting or vote of the remaining stockholders. No other stockholder vote or proxy is being sought.

Under federal securities laws, specifically SEC Rule 14c-2, the Reverse Stock Split and the corresponding Certificate of Amendment cannot become effective in the marketplace until at least twenty (20) calendar days after a Definitive Information Statement on Schedule 14C has been completely mailed and distributed to our stockholders of record.

This Information Statement is first being mailed or furnished to stockholders on or about September 25, 2026.

By Order of the Board of Directors,

By: /s/ Rama Mohan R. Busa
Name: Rama Mohan R. Busa
Title: Chief Executive Officer & Sole Director
Dated: September 11, 2026

QUESTIONS AND ANSWERS ABOUT THE REVERSE STOCK SPLIT

Q: Why did I receive this Information Statement?

A: Under federal securities laws, because our Majority Stockholder approved a material amendment to our Articles of Incorporation via written consent instead of holding a physical shareholder meeting, we are strictly required to send you a full informational breakdown detailing the transaction at least 20 calendar days before the corporate action goes active in the market.

Q: What does the Reverse Stock Split physically do?

A: Every twenty (20) shares of our old issued and outstanding Common Stock will automatically recombine into one (1) validly issued, fully paid share of new Common Stock.

Q: Will the Company's authorized share pool or par value decrease?

A: No. Our authorized share capital remains locked at 500,000,000 Common Shares and 50,000,000 Preferred Shares. The par value remains locked at $0.001 per share. Only the issued and outstanding float will shrink by a factor of 20.

Q: What happens to fractional shares?

A: No fractional shares will be issued. Any fractional share interest resulting from the Reverse Stock Split will be rounded up to the nearest whole share so that no minority stockholder's interest is confiscated or wiped out.

DESCRIPTION OF THE TRANSACTION & RATIO SUMMARY

The following table conceptually models the mathematical impact of the 1-for-20 Reverse Stock Split on our capital structure based on our current equity metrics:

Share Class / Structure	Pre-Split Status	Post-1-for-20 Split Status	Net Impact
Authorized Common Stock	500,000,000	500,000,000	Unchanged
Par Value Per Share	$0.001	$0.001	Unchanged
Issued and Outstanding Shares	119,950,000	5,997,500	Reduced by 95%
Direct Balance (Rama Mohan R. Busa)	72,000,000	3,600,000	Ownership % Constant
Authorized Preferred Stock	50,000,000	50,000,000	Unchanged

PURPOSE AND BACKGROUND OF THE REVERSE STOCK SPLIT

OTCQB Venture Market Compliance:

Our Common Stock is quoted on the OTCQB Venture Market under the symbol “ANVI.” On June 6, 2026, the Company received a formal deficiency notice from OTC Markets Group Inc. stating that the Company’s minimum closing bid price fell below $0.01 for 30 consecutive calendar days, thereby failing to satisfy the Continued Eligibility Criteria under OTCQB Rules Section 2.1(A). The notice established an initial compliance cure deadline of October 5, 2026.

Following receipt of the notice, the Company evaluated a proposed corporate transaction to inject an exploration mining asset directly onto the Company’s balance sheet as a capital contribution. Management hoped to completely finalize the mechanical asset transfer within the window; however, the definitive exploration and technical phase of the mine could not be completed within that anticipated timeframe. This delay was severely compounded by unexpected regional geopolitical tensions, which temporarily halted field operations and international technical clearings.

Recognizing that these compliance and operational hurdles had indefinitely delayed the asset transaction, management pivoted to a structural reverse stock split adjustment to definitively address the bid price requirement and avoid a listing downgrade to the OTC Pink Open Market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date of September 4, 2026, certain information regarding the beneficial ownership of our Common Stock by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock; (ii) each of our directors and executive officers; and (iii) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC.

Unless otherwise indicated, the business address of each person listed below is c/o ANVI Global Holdings, Inc., 1135 Kildaire Farm Road, Suite 319-4, Cary, NC 27511.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Management:
Common Stock	Rama Mohan R. Busa (1) CEO & Sole Director	83,478,042	69.59%
Common Stock	All Directors and Officers as a Group (1 person)	83,478,042	69.59%

5% or Greater Stockholders:
Common Stock	Dushyanth Reddy Chavva	12,810,000	10.68%
Common Stock	Anvi Global Inc. (2)	11,478,042	9.57%

 Required SEC Disclosures & Footnotes

(1) Consists of (i) 72,000,000 shares of Common Stock held directly by Mr. Busa, and (ii) 11,478,042 shares of Common Stock held by Anvi Global Inc., a corporate entity controlled by Mr. Busa. Because Mr. Busa holds sole voting and dispositive power over the securities held by Anvi Global Inc., he is deemed to beneficially own such shares under Rule 13d-3 of the Securities Exchange Act of 1934.

(2) Rama Mohan R. Busa, the Company's Chief Executive Officer and Sole Director, serves as the controlling principal of Anvi Global Inc. and possesses voting and dispositive power over these shares. These shares are also included in the beneficial ownership total for Mr. Busa as noted in footnote (1) above.

(3) Percentages are based on exactly 119,950,000 shares of Common Stock issued and outstanding as of the Record Date.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the amendment to our Articles of Incorporation that is not shared proportionately by all other holders of our Common Stock.

DISSENTERS' RIGHTS OF APPRAISAL

Under the Nevada Revised Statutes (NRS), the Company's stockholders are not entitled to dissenters' rights of appraisal with respect to the amendment to our Amended and Restated Articles of Incorporation to effectuate the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

HOUSEHOLDING OF INFORMATION STATEMENT MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company may be "householding" our information statement materials. A single Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Information Statement, please notify your broker or direct your written request to the Company at 1135 Kildaire Farm Road, Suite 319-4, Cary, NC 27511.

INCORPORATION OF CERTAIN FINANCIAL INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this Information Statement certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is an important part of this Information Statement. The following documents filed by us with the SEC are incorporated herein by reference:

  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and
  Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2026, and June 30, 2026.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also request copies of these documents from the Company directly, at no cost, by writing to our principal executive offices located at 1135 Kildaire Farm Road, Suite 319-4, Cary, NC 27511.

(APPENDIX A: FORM OF CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF ANVI GLOBAL HOLDINGS, INC.

Pursuant to NRS 78.385, NRS 78.390, and NRS 78.2055

ANVI Global Holdings, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies as follows:

1.	Name of Corporation:

The name of the Corporation is ANVI Global Holdings, Inc. (Entity Number: NV201215004830).

2.	The Amendment and Reverse Stock Split

Article IV, Section 1 of the Amended and Restated Articles of Incorporation is hereby amended to effectuate a one-for-twenty (1-for-20) reverse stock split of the Corporation’s issued and outstanding Common Stock (the “Reverse Stock Split”).

Effective as of the date and time this Certificate of Amendment becomes effective with the Secretary of State of Nevada (the "Effective Time"), each twenty (20) shares of the Corporation’s issued and outstanding Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time, shall automatically, and without any further action on the part of the Corporation or the holder thereof, be combined, reclassified, and converted into one (1) validly issued, fully paid, and non-assessable share of Common Stock.

The Reverse Stock Split shall apply uniformly to all issued and outstanding shares of Common Stock.

3.	Statutory Disclosures Pursuant to NRS 78.2055

Pursuant to Section 78.2055 of the Nevada Revised Statutes, the Corporation hereby explicitly discloses the following metrics resulting from the Reverse Stock Split:

  The number of authorized shares of Common Stock shall remain unchanged at 500,000,000 shares.
  The par value of the Common Stock shall remain unchanged at $0.001 per share.
  The number of issued and outstanding shares of Common Stock immediately prior to the Reverse Stock Split is 119,950,000 shares.
  The number of issued and outstanding shares of Common Stock immediately following the Reverse Stock Split will be approximately 5,997,500 shares.
4.	Treatment of Fractional Shares

No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. In lieu of any fractional shares, any fractional share interest resulting from the Reverse Stock Split shall be rounded up to the nearest whole share, such that no stockholder's fractional interest shall be confiscated or diminished.

5.	Approval

The foregoing amendment has been duly approved by the Board of Directors of the Corporation on August 29, 2026, and by the written consent of the majority stockholder of the Corporation on September 4, 2026, holding approximately 60.03% of the outstanding voting power, which approvals were sufficient and in strict accordance with the requirements of NRS 78.320, NRS 78.390, and the Corporation’s governing documents.

6.	Effective Date and Time

This Certificate of Amendment shall become effective upon its filing with the Secretary of State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer as of this 11th day of September, 2026.

ANVI GLOBAL HOLDINGS, INC.

By: /s/ Rama Mohan R. Busa
Name: Rama Mohan R. Busa
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document Description
Exhibit 3.1	Form of Certificate of Amendment to the Amended and Restated Articles of Incorporation of ANVI Global Holdings, Inc. (Included as Appendix A).
Exhibit 10.1	Board of Directors Written Resolutions dated August 29, 2026. (incorporated by reference on Form 8-K, exhibit 10.1 filed on 9/11/2026)
Exhibit 10.2	Stockholder Written Consent in Lieu of a Special Meeting dated September 4, 2026. (incorporated by reference on Form 8-K, exhibit 10.2 filed on 9/11/2026)